UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 30, 2004

                                     1-4422
                            (Commission File Number.)


                   ------------------------------------------


                                  ROLLINS, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                              51-0068479
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)


                   2170 Piedmont Road, N.E., Atlanta, Georgia
                    (Address of principal executive offices)

                                      30324
                                   (Zip Code)


                                 (404) 888-2000
              (Registrant's telephone number, including area code)


                   ------------------------------------------

ITEM 2.  Acquisition or Disposition of Assets.

     On April 30, 2004, Rollins, Inc. (the "Purchaser") acquired substantially all of the assets and assumed certain liabilities of Western Pest Services (the "Seller"). Neither Seller nor its principals had any prior relationship with Rollins or its affiliates. The Seller was engaged in the provision of pest control services and the Company intends to continue this business. The acquisition was made pursuant to an Asset Purchase Agreement (the "Western Agreement") dated March 8, 2004, between Rollins, Inc. and Western Industries, Inc. and affiliates. The consideration for the assets and certain noncompetition agreements (the "Purchase Price") was approximately $110.0 million. The Purchase Price was funded with cash on hand, the sale of property located in Okeechobee County, Florida and a $15.0 million dollar senior unsecured revolving credit facility with Wachovia Bank NA.

     Pursuant to the Western Agreement, the Purchaser acquired substantially all of the Seller's property and assets, including accounts receivable, real property leases, seller contracts, governmental authorizations, data and records, intangible rights and property, insurance benefits. As described in the Western Agreement, the Purchaser assumed only specified liabilities of the Seller, including current balance sheet liabilities of the seller and obligations under disclosed assigned contracts.

     The Purchaser has engaged an independent valuation firm to determine the allocation of the purchase price to Goodwill and Intangibles. At this time, the Purchaser anticipates the Intangible value to total a range between $50.0 and $60.0 million.

     On April 30, 2004, in a transaction ancillary to the Western Pest Services acquisition, the Purchaser acquired Residex Corporation ("Residex"), a company that distributes chemicals and other products to pest management professionals, pursuant to an Asset Purchase Agreement (the "Residex Agreement") dated March 8, 2004, between Rollins, Inc. and Western Industries, Inc., JBD Incorporated and Residex Corporation. Subsequently on April 30, 2004, the Purchaser sold Residex to an industry distribution group. The amounts involved were not material and no gain or loss was recognized on the transaction.


ITEM 7.  Financial Statements and Exhibits.

            ( a ) No Financial Statements are filed herewith. The Registrant is required to file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.


            ( b ) No Pro Forma Financial Information is filed herewith. The Registrant is required to file pro forma financial information by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.


            ( c )   Exhibits.

            (2) (i) Asset  Purchase  Agreement  by and  among  Orkin,  Inc.  and
                    Western Industries, Inc., Western Exterminating Company, Inc. et al. dated March 8, 2004 incorporated herein by reference to Exhibit (2) (i) as filed with its Form 10-Q for the quarter ended March 31, 2004, as amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ROLLINS, INC.


Date:  May 17, 2004                 By:  /s/ Gary W. Rollins
                                        ----------------------------------------
                                         Gary W. Rollins
                                         Chief Executive Officer, President
                                         and Chief Operating Officer





Date:  May 17, 2004                 By:  /s/ Harry J. Cynkus
                                        ----------------------------------------
                                         Harry J. Cynkus
                                         Chief Financial Officer and Treasurer